Exhibit 3.1

ARTICLES OF INCORPORATION

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4298

(775) 684-5708

Website: secretaryofstate.biz

                             Document Number

                             20080324136-79

                             Filing Date and Time

                             5/9/2008 8:23:08 AM

                             Entity Number

                              E0312102008-8

                             Filed in the office of

                             /s/ Ross Miller

                             Ross Miller

                             Secretary of State

                             State of Nevada

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1. Name of Corporation:

 ON DEMAND HEAVY DUTY CORP.

2. Resident Agent Name &

   Street Address:

Business Filings Incorporated

6100 Neil Road, Suite 500

Reno Nevada, 89511

3. Shares:

Number of Shares with par value: 75,000,000

Par value: $.001

Number of Shares without par value:

4. Name & Address of Board

   Of Directors/Trustees:

CODY LOVE

9916 ELBOW DRIVE SW

CALGARY ALBERTA T2V 1M5

5. Purpose:

All lawful business

6. Name, Address & Signature

   Of Incorporator:

Mark Williams, A.V.P

 /s/ Mark Williams

8040 Excelsior Drive

Suite 200

Madison Wi 53717

7. Certificate of Acceptance

I hereby accept appointment as Resident Agent

   Of Appointment of Resident

for the above named corporation.

   Agent:

/s/ Mark Williams /Sec/CSR

5-08-2008

 Authorized Signature of R.A.

 Date